Exhibit 99.1

Transportation and Logistics Systems, Inc.

Announces Financial Results for the

Year Ended December 31, 2019

Subsequent Events Reflect Improving Financial Condition

JUPITER, FLORIDA - (NewMediaWire) – June 1, 2020 - Transportation and Logistics Systems, Inc. (OTC:TLSS), (“TLSS”, or the “Company”), a leading eCommerce fulfillment service provider, announced today that on May 29, 2020, it filed its Form 10-K, Annual Report for the calendar year ended December 31, 2019.

John Mercadante, Chairman and CEO of TLSS, commented, “While the Company more than doubled its revenue in 2019, it incurred substantial debt and expense to fund its aggressive organic growth initiatives, resulting in an operating loss of $20,291,000 as compared to an operating loss of $7,069,000 for the same period in 2018. Since year end, the Company has taken substantive measures to improve its balance sheet and cost structure, which management believes, will improve its financial performance in 2020.”

Financial Results for the Year Ended December 31, 2019

Revenue for the year ended December 31, 2019 increased $17,736,000, or 130%, to $31,356,000, as compared to $13,620,000, for the period from June 18, 2018 (acquisition date) to December 31, in 2018. The Company’s loss from continuing operations for the year ended December 31, 2019 was $44,183,000, due primarily from the $20,291,000 operating loss, interest expense of $6,540,000, loan fees of $601,000, and a non-cash charge for derivative expense of $55,841,000, which was partially offset by a gain on debt extinguishment of $39,090,000. This compared to a loss from continuing operations of $14,579,000 for the same period in 2018.

TLSS has recorded the financial results of a divested subsidiary as discontinued operations. Accordingly, for the twelve months ended December 31, 2019, TLSS recorded a loss from discontinued operations of $681,000 as compared to income from discontinued operations of $100,000 for the same period in 2018. The net loss attributable to common shareholders for the year ended December 31, 2019 totaled approximately $45,846,000 as compared to a net loss attributable to common shareholders of $14,478,000 for the same period in 2018.

Subsequent to December 31, 2019, the Company engaged the services of a consultant to formulate and implement a restructuring plan that includes reducing liabilities and lowering operating and administrative overhead costs, which it believes will help improve its financial condition. Some of these initial measures included: (i) settling an aggregate of $1.8 million in merchant credit advance debt and a Senior Secured note for $1.1 million and (ii) reducing annualized administrative and operating expenses by approximately $1.0 million. In addition, due to the unexpected Covid-19 pandemic, the Company, through its operating subsidiaries, applied for and secured two (2) loans under the Paycheck Protection Program of the Coronavirus Aid, Relief and Economic Security Act of 2020 (the “CARES Act”) in the aggregate amount of $3.4 million, which the Company plans to use for covered payroll costs, rent and utilities in accordance with the relevant terms and conditions of the CARES Act.

About Transportation and Logistics Systems, Inc.

TLSS operates as a leading logistics and transportation company specializing in eCommerce fulfillment, last mile, two-person home delivery and line haul services for the world’s leading online retailers through its wholly-owned operating subsidiaries, PrimeEFS, LLC and ShypDirect, LLC. For more information about the Company and its subsidiaries visit the Company’s website, www.tlss-inc.com, or public filings at SEC.gov.

Forward Looking Statements

Statements in this press release regarding the Company that are not historical facts are forward-looking statements and are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements. Any such forward-looking statements, including, but not limited to, financial guidance, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not directly or exclusively relate to historical facts. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “intend,” “plan,” “goal,” “seek,” “strategy,” “future,” “likely,” “believes,” “estimates,” “projects,” “forecasts,” “predicts,” “potential,” or the negative of those terms, and similar expressions and comparable terminology. These include, but are not limited to, statements relating to future events or our future financial and operating results, plans, objectives, expectations and intentions. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these expectations may not be achieved. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they represent our intentions, plans, expectations, assumptions and beliefs about future events and are subject to known and unknown risks, uncertainties and other factors outside of our control that could cause our actual results, performance or achievement to differ materially from those expressed or implied by these forward-looking statements. In addition to the risks described above, these risks and uncertainties include: our ability to successfully execute our business strategies, including integration of acquisitions and the future acquisition of other businesses to grow our company; customers’ cancellation on short notice of master service agreements from which we derive a significant portion of our revenue or our failure to renew such master service agreements on favorable terms or at all; our ability to attract and retain key personnel and skilled labor to meet the requirements of our labor-intensive business or labor difficulties which could have an effect on our ability to bid for and successfully complete contracts; the ultimate geographic spread, duration and severity of the coronavirus outbreak and the effectiveness of actions taken, or actions that may be taken, by governmental authorities to contain the outbreak or ameliorate its effects; our failure to compete effectively in our highly competitive industry could reduce the number of new contracts awarded to us or adversely affect our market share and harm our financial performance; our ability to adopt and master new technologies and adjust certain fixed costs and expenses to adapt to our industry’s and customers’ evolving demands; our history of losses, deficiency in working capital and a stockholders’ deficit and our ability to achieve sustained profitability; material weaknesses in our internal control over financial reporting and our ability to maintain effective controls over financial reporting in the future; our substantial indebtedness could adversely affect our business, financial condition and results of operations and our ability to meet our payment obligations; the impact of new or changed laws, regulations or other industry standards that could adversely affect our ability to conduct our business; and changes in general market, economic and political conditions in the United States and global economies or financial markets, including those resulting from natural or man-made disasters.

These forward-looking statements represent our estimates and assumptions only as of the date of this release and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this letter. Given these uncertainties, you should not place undue reliance on these forward-looking statements and should consider various factors, including the risks described, among other places, in our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q, as well as any amendments thereto, filed with the Securities and Exchange Commission.

Contact:

PCG Advisory

Jeff Ramson

(646) 762-4518

jramson@pcgadvisory.com

TRANSPORTATION AND LOGISTICS SYSTEMS INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2019	2018

ASSETS
CURRENT ASSETS:
Cash	$50,026	$296,196
Accounts receivable, net	963,771	441,497
Prepaid expenses and other current assets	1,246,555	509,068
Assets of discontinued operations	-	335,894

Total Current Assets	2,260,352	1,582,655

OTHER ASSETS:
Security deposit	76,500	5,000
Property and equipment, net	240,406	936,831
Right of use assets, net	1,750,430	-
Intangible asset, net	-	4,668,334

Total Other Assets	2,067,336	5,610,165

TOTAL ASSETS	$4,327,688	$7,192,820

LIABILITIES AND SHAREHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Convertible notes payable, net of put premium of $385,385 and $0 and debt discounts of $2,210,950 and $1,595,627, respectively	$3,634,344	$1,411,876
Notes payable, current portion, net of debt discount of $762,122 and $255,843, respectively	2,425,003	1,509,804
Notes payable - related party, net of debt discount	500,000	213,617
Accounts payable	1,517,082	655,183
Accrued expenses	627,990	566,574
Insurance payable	2,948,261	1,108,368
Contingency liability	440,000	-
Lease liabilities, current portion	333,126	-
Liabilities of discontinued operations	-	440,745
Derivative liability	2,135,939	7,888,684
Due to related parties	325,445	275,300
Accrued compensation and related benefits	886,664	435,944

Total Current Liabilities	15,773,854	14,506,095

LONG-TERM LIABILITIES:
Lease liability, less current portion	1,440,258	-
Notes payable, less current portion	-	424,019

Total Long-term Liabilities	1,440,258	424,019

Total Liabilities	17,214,112	14,930,114

Commitments and Contingencies (See Note 11)

SHAREHOLDERS’ DEFICIT:
Preferred stock, par value $0.001; authorized 10,000,000 shares:
Series A Convertible Preferred stock, par value $0.001 per share; authorized 4,000,000 shares; issued and outstanding 0 and 4,000,000 shares at December 31, 2019 and 2018, respectively (Liquidation value $0 and $4,000,000, respectively)	-	4,000
Series B Convertible Preferred stock, par value $0.001 per share; authorized 1,700,000 shares; issued and outstanding 1,700,000 and 0 shares at December 31, 2019 and 2018, respectively (Liquidation value $1,700 and $0, respectively)	1,700	-
Common stock, par value $0.001 per share; authorized 500,000,000 shares; issued and outstanding 11,832,603 and 4,220,837 at December 31, 2019 and 2018, respectively	11,833	4,220
Common stock issuable, par value $0.001 per share; 25,000 and 0 shares	25	-
Additional paid-in capital	47,715,878	7,477,422
Accumulated deficit	(60,615,860)	(15,222,936)

Total Shareholders’ Deficit	(12,886,424)	(7,737,294)

Total Liabilities and Shareholders’ Deficit	$4,327,688	$7,192,820

TRANSPORTATION AND LOGISTICS SYSTEMS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended
	December 31,
	2019	2018

REVENUES	$31,356,251	$13,620,160

COST OF REVENUES	28,752,889	12,785,425

GROSS PROFIT	2,603,362	834,735

OPERATING EXPENSES:
Compensation and related benefits	13,158,040	4,531,798
Legal and professional fees	2,096,359	1,993,130
Rent	419,249	23,100
General and administrative expenses	2,791,272	1,355,857
Contingency loss	586,784	-
Impairment loss	3,842,259	-

Total Operating Expenses	22,893,963	7,903,885

LOSS FROM OPERATIONS	(20,290,601)	(7,069,150)

OTHER (EXPENSES) INCOME:
Interest expense	(6,318,122)	(1,720,075)
Interest expense - related parties	(222,328)	(193,617)
Loan fees	(601,121)	-
Bargain purchase gain	-	203,588
Gain on debt extinguishment, net	39,090,168	-
Derivative expense	(55,841,032)	(5,799,282)

Total Other (Expenses) Income	(23,892,435)	(7,509,386)

LOSS FROM CONTINUING OPERATIONS	(44,183,036)	(14,578,536)

(LOSS) INCOME FROM DISCONTINUED OPERATIONS:
(Loss) income from discontinued operations	(681,426)	100,379

NET LOSS	(44,864,462)	(14,478,157)

Deemed dividend related to price protection	(981,548)	-

NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(45,846,010)	$(14,478,157)

NET LOSS PER COMMON SHARE - BASIC AND DILUTED
Net loss from continuing operations attributable to common shareholders	$(4.73)	$(5.79)
Net (loss) income from discontinued operations	(0.07)	0.04

Net loss per common share - basic and diluted	$(4.80)	$(5.75)

WEIGHTED AVERAGE COMMON SHARE OUTSTANDING:
Basic and diluted	9,561,186	2,516,059